UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(800)-242-7272

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2021, the Board of Directors of OMNIQ Corp (the “Company”) appointed Mr. Guy Elhanani to the Company’s board of directors, with such appointment effective upon the Company’s listing on the Nasdaq Capital Market, LLC (“Nasdaq”).

Mr. Elhanani, age 47, is a qualified CFO with experience leading financial strategies to facilitate a company’s growth plans. Mr. Elhanani has been the CFO and a partner of Singulariteam VC, a venture capital firm, since 2017. Mr. Elhananai has been the CFO of Sirin Labs since 2017. Sirin Labs is a multinational, high-tech company specializing in secured mobile phones. From 2015 to 2017, Mr. Elhanani was the CFO of SalesTech, an online internet technology servicing company. Mr. Elhanani has also served as the CFO of other companies, including: Micronet Ltd. (2012-2015); InterLogic Ltd. (2007-2012); and Finotec Group Inc. (2006-2007). From 2003 to 2006, Mr. Elhanani was the corporate controller of On Track Innovations Ltd. From 1999 to 2003, Mr. Elhanani was a senior auditor at Kesselman and Kesselman (PWC Israel). Mr. Elhanani was a lecturer at IVC College in Israel from 2014 to 2018 and at Hebrew University in Jerusalem from 2001 to 2003. Mr. Elhanani has also served as a board member for various companies, including: General Robotics (2017-Present); Effective Space Solutions (2017-Present); Octopus Systems (2017-Present); and Infinity AR (2017-2019). Mr. Elhanani received a B.A. in Accounting and Economics, and a Master of Business Administration, specializing in finance, from Hebrew University.

There were no arrangements or understandings between Mr. Elhanani and any other persons pursuant to which he was selected as an officer, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Mr. Elhanani and the Company required to be disclosed herein.

On August 24, 2021, the Board of Directors of OMNIQ Corp (the “Company”) appointed Mr. Itzhak Almog to the Company’s board of directors, with such appointment effective upon the Company’s listing on the Nasdaq Capital Market, LLC (“Nasdaq”).

Mr Almog, age 83, has served in various management positions and board roles over the years. From May 2006 to March 2014, Mr. Almog served as an independent director and the chairman of the audit committee of NTS, Inc., an advanced communication company based in the United States. From 2002 to 2006, Mr. Almog was the executive vice president of engineering of Comverge Inc., a company based in Atlanta, Georgia, which offers solutions to electric utilities. From 1993 to 2002, Mr. Almog served as the president and CEO of Comverge Control Systems Ltd., an Israel based startup company which develops innovative solutions for electric utilities. From 1995 to 1998, Mr. Almog was an independent director of Rada Company, a high tech Israeli based company specializing in advanced systems for commercial and military aviation. From 1990 to 1993, Mr. Almog was the president and CEO of Tasco Electronic Services, Inc., a U.S. based company specializing in automatic test machines for commercial and military aviation. Prior to that, Mr. Almog served in the Israeli Navy for 32 years reaching the position of Rear Admiral. Mr. Almog received a B.A. in Modern Middle East History, and a Master of Business Administration from the Tel Aviv University.

There were no arrangements or understandings between Mr. Almog and any other persons pursuant to which he was selected as an officer, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Mr. Almog and the Company required to be disclosed herein.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO